PRESS RELEASE	Franklin Street Properties Corp.
401 Edgewater Place • Suite 200 • Wakefield, Massachusetts 01880 • (781) 557-1300 • www.franklinstreetproperties.com
Contact: John Demeritt (877) 686-9496	FOR IMMEDIATE RELEASE

FRANKLIN STREET PROPERTIES CORP. ANNOUNCES

THIRD QUARTER AND NINE MONTH 2012 RESULTS

Wakefield, MA—October 30, 2012—Franklin Street Properties Corp. (the “Company”, “FSP”, “we” or “our”) (NYSE MKT: FSP), an investment firm specializing in real estate, announced today Funds From Operations (FFO) of $19.9 million or $0.24 per share for the third quarter ended September 30, 2012; and FFO of $58.5 million or $0.71 per share for the nine months ended September 30, 2012. The Company also announced a net loss of $9.0 million or $0.11 per share for the third quarter and net income of $2.2 million or $0.03 per share for the nine months ended September 30, 2012. The net loss for the third quarter included a provision for a loss on the sale of a property of $14.3 million or $0.17 per share. The Company also provided an update on other activities.

The Company evaluates its performance based on FFO, Net Income and EPS and believes each is an important measure. A reconciliation of Net Income to FFO, which is a non-GAAP financial measure, is provided on page 4 of this press release.

	Three Months Ended September 30,			Nine Months Ended September 30,
(in 000's except per share data)	2012	2011	Increase (Decrease)	2012	2011	Increase (Decrease)

Net Income (loss)	$(8,998)	$3,314	$(12,312)	$2,174	$38,462	$(36,288)

FFO	$19,913	$16,362	$3,551	$58,526	$52,752	$5,774
Per Share Data:
EPS	$(0.11)	$0.04	$(0.15)	$0.03	$0.47	$(0.44)
FFO	$0.24	$0.20	$0.04	$0.71	$0.65	$0.06

Weighted average shares (diluted)	82,937	81,600	1,336	82,937	81,492	1,756

Comparing results for the third quarter of 2012 to 2011, FFO increased $3.6 million or $0.04 per share for the third quarter of 2012 compared to the third quarter of 2011. The increase is primarily from the benefits of three property acquisitions made in late September 2011, October 2011 and July 2012 and increased interest income from secured real estate loans that benefitted the third quarter of 2012 compared to the third quarter of 2011. To a lesser extent, we had the benefit of increased leasing activity that increased occupancy in the real estate portfolio at September 30, 2012 to 89.9% compared to 89.7% at September 30, 2011. Net Income (loss) and EPS decreased $12.3 million or $0.15 per share. The decrease was primarily because the Company recorded a provision for a loss on a property held for sale. This decrease was partially offset by property acquisitions and increases to interest income from the secured real estate loans described above.

Comparing results for the nine months ended September 30, 2012 to 2011, FFO increased $5.8 million or $0.06 per share for the nine months ended September 30, 2012 compared to the same period of 2011. The increase is primarily from property acquisitions and increases to interest income from secured real estate loans that benefitted the nine months ended September 30, 2012 compared to the same period in 2011 and was partially offset by the affect of our investment banking segment, which was discontinued during 2011. During the nine months ended September 30, 2011 results from our investment bank were about $3.3 million, which was not a factor during the nine months ended September 30, 2012. Net Income and EPS decreased $36.3 million or $0.44 per share. The decrease was primarily because the Company recorded a provision for a loss on a property held for sale; and from gains on sale of properties in January and June of 2011, which contributed $21.9 million or $0.27 per share to the first nine months of 2011. In addition, the decrease was affected by the discontinued operations of the investment bank described above and was partially offset by an increase from property acquisitions and increases to interest income from secured real estate loans, also described above.

George J. Carter, President and CEO, commented as follows:

“For the third quarter of 2012, FSP's profits as represented by FFO totaled approximately $19.9 million or $0.24 per share, an increase of approximately $0.9 million or $0.01 per share compared to the second quarter of 2012. Dividend distributions declared for the third quarter of 2012, which are payable on November 15, 2012, will be approximately $15.8 million or $0.19 per share.

Our directly-owned real estate portfolio of 37 properties, totaling approximately 7,439,195 square feet, was approximately 89.9% leased as of September 30, 2012, down from approximately 90.0% leased as of June 30, 2012. The drop in percentage of leased space of approximately 0.1% in the third quarter was due solely to the acquisition during the quarter of the 386,603 rentable square foot “value-add” suburban office building in Atlanta, Georgia known as “One Ravinia Drive”. The property portfolio excluding One Ravinia Drive increased its occupancy during the quarter. The occupancy at One Ravinia Drive also increased from 82% at the time of acquisition to 84.5% as of the close of the quarter. Our property portfolio is primarily suburban office assets. Most of the rental/leasing markets where our properties are located remained stable during the third quarter, both in terms of occupancy and rental rate levels. Within this environment, we continue to make steady leasing progress and anticipate higher year-end occupancy. Our property portfolio has relatively modest lease expirations over the next two years and, along with our improving occupancy levels, continues to allow overall tenant improvement expenditures and leasing costs to moderate in relation to the level of rental revenues being achieved.

There were two real estate investments completed in the third quarter of 2012. On July 5, 2012, FSP made a $33 million two-year bridge loan on a suburban office property located in the I-10 energy corridor of Houston, Texas. The property is a 14-story, multi-tenant Class A office building containing approximately 325,796 rentable square feet. The property is owned by FSP Energy Tower I Corp., a single-asset REIT affiliate of FSP, and is approximately 100% leased. The loan is secured by a first mortgage on the property. On July 31, 2012, FSP purchased a Class A suburban office property in Atlanta, Georgia known as “One Ravinia Drive” for $52.8 million. The property is 17 stories, contains approximately 386,603 rentable square feet and was approximately 82% leased at the time of acquisition to numerous tenants. The property is located in the “Central Perimeter” submarket of Atlanta. FSP and its affiliates have been investing in the suburban Atlanta office market since 2003 and currently own three properties there totaling approximately 907,000 square feet. In addition, we expect to close on the acquisition of a Class A suburban office property in Houston, Texas known as “Westchase I & II” for $154.8 million on or about November 1, 2012. The property is a two-building office complex totaling approximately 629,022 rentable square feet located in Houston’s Westchase District. Each building is 14 stories, and the entire property is approximately 95% leased to numerous tenants. FSP, its affiliates and predecessor have been investing in suburban Houston since 1993 and, with the addition of this asset, will own six properties totaling approximately 2,144,732 square feet in Houston. Additional potential real estate investment opportunities are actively being explored, and we would anticipate further real estate investments in the coming months.

There were no property sales in the third quarter of 2012, although we continuously review and evaluate our directly-owned portfolio of 37 properties for potentially advantageous disposition opportunities. However, we plan to sell our 214,697 square foot Southfield, Michigan (greater Detroit) property within the next year. In recent years we have tried different strategies to improve the property’s performance but have been unsuccessful in those efforts. Consequently, we have taken a provision for a loss on its sale this quarter. We do not anticipate re-entering the greater Detroit property market. In addition, certain properties owned by some of our single-asset REIT affiliates, and in which FSP may have a financial interest, could become possible candidates for sale as they stabilize their occupancies, and the markets in which they are located become more attractive to potential acquirers. FSP Phoenix Tower Corp., a single asset REIT affiliate of FSP, owns a 34-story multi-tenant Class A office building containing approximately 623,944 square feet located in Houston, Texas that is currently being offered for sale. FSP has both an equity and first mortgage investment in FSP Phoenix Tower Corp. On July 27, 2012, FSP’s $106.2 million two-year bridge loan to its single-asset REIT affiliate, FSP 50 South Tenth Street Corp., was repaid in full from the proceeds of an institutional third-party first mortgage loan secured by the Minneapolis, Minnesota CBD property.

Importantly, on September 27, 2012, the Company completed a new $900 million credit facility with a group of banks. The new credit facility effectively:

1.	expanded the size of our previous credit facility;
2.	fixed the interest rate cost on a large portion of the new credit facility (that is currently outstanding) at an interest rate cost about equal to the cost of our previous credit facility’s 30-day variable revolver rate;
3.	lowered our current interest rate costs on the revolver-portion of the new credit facility below the interest rate costs of our previous credit facility; and
4.	extended the maturity of our previous credit facility.

I would refer shareholders to our press release and Current Report on Form 8-K dated September 27, 2012 for additional information regarding this new credit facility. We expect to use this new credit facility to facilitate our continuing growth plans. We look forward to the balance of 2012 and beyond.”

Dividend Announcement

On October 12, 2012, the Company announced that its Board of Directors declared a regular quarterly dividend for the three months ended September 30, 2012 of $0.19 per share of common stock payable on November 15, 2012 to stockholders of record on October 26, 2012.

Real Estate Update

Supplementary schedules provide property information for our owned real estate portfolio and for three non-consolidated REITs that we had preferred stock interests in as of September 30, 2012. The Company will also be filing a supplemental information package that will provide stockholders and the financial community with additional operating and financial data. The Company will file this supplemental information package with the SEC and make it available on its website at www.franklinstreetproperties.com.

__________________________________________________________________________________________

A reconciliation of Net Income to FFO is shown below and a definition of FFO is provided on Supplementary Schedule I. We believe FFO is used broadly throughout the real estate investment trust (REIT) industry as a measurement of performance. We have included the NAREIT FFO definition in our table and note that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than we do. Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that define FFO differently.

Reconciliation of Net Income to FFO:	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except per share amounts)	2012	2011	2012	2011

Net income (loss)	$(8,998)	$3,314	$2,174	$38,462
(Gain) on sale of properties and Provision for loss on property held for sale of $14,300 less applicable income tax	14,300	—	14,300	(21,939)
GAAP (income) loss from non-consolidated REITs	(176)	(573)	(1,061)	(3,511)
Distributions from non-consolidated REITs	907	1,104	2,733	4,086
Depreciation & amortization	13,779	12,332	40,279	35,191
NAREIT FFO	19,812	16,177	58,425	52,289
Acquisition costs of new properties	101	185	101	463
Funds From Operations (FFO)	$19,913	$16,362	$58,526	$52,752

Per Share Data
EPS	$(0.11)	$0.04	$0.03	$0.47
FFO	$0.24	$0.20	$0.71	$0.65

Weighted average shares (basic and diluted)	82,937	81,600	82,937	81,492

__________________________________________________________________________________________

Today’s news release, along with other news about Franklin Street Properties Corp., is available on the Internet at www.franklinstreetproperties.com. We routinely post information that may be important to investors in the Investor Relations section of our website. We encourage investors to consult that section of our website regularly for important information about us and, if they are interested in automatically receiving news and information as soon as it is posted, to sign up for E-mail Alerts.

A conference call is scheduled for October 31, 2012 at 10:00 a.m. (ET) to discuss the third quarter 2012 results. To access the call, please dial 1-877-317-6789. Internationally, the call may be accessed by dialing 1-412-317-6789. To listen via live audio webcast, please visit the Webcasts & Presentations section in the Investor Relations section of the Company's website (www.franklinstreetproperties.com) at least ten minutes prior to the start of the call and follow the posted directions. The webcast will also be available via replay from the above location starting one hour after the call is finished.

About Franklin Street Properties Corp.

Franklin Street Properties Corp., based in Wakefield, Massachusetts, is focused on achieving current income and long-term growth through investments in commercial properties. The majority of FSP's property portfolio is suburban office buildings, with select investments in certain central business district properties. FSP is a Maryland corporation that operates in a manner intended to qualify as a real estate investment trust (REIT) for federal income tax purposes. To learn more about FSP please visit our website at www.franklinstreetproperties.com.

Forward-Looking Statements

Statements made in this press release that state FSP’s or management’s intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This press release may also contain forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements. Investors are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, economic conditions in the United States, disruptions in the debt markets, economic conditions in the markets in which we own properties, risks of a lessening of demand for the types of real estate owned by us, changes in government regulations and regulatory uncertainty, uncertainty about governmental fiscal policy, geopolitical events and expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments. See the “Risk Factors” set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2011, as the same may be updated from time to time in subsequent filings with the United States Securities and Exchange Commission. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We will not update any of the forward-looking statements after the date of this press release to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.

Franklin Street Properties Corp.

Earnings Release

Supplementary Information

Table of Contents

Franklin Street Properties Corp. Financial Results	A-C
Real Estate Portfolio Summary Information	D
Portfolio and Other Supplementary Information	E
Quarterly Information – Prior Four Quarters	F
Percentage of Leased Space	G
Largest 20 Tenants – FSP Owned Portfolio	H
Definition of Funds From Operations (FFO)	I

Franklin Street Properties Corp. Financial Results

Supplementary Schedule A

Condensed Consolidated Income (Loss) Statements

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands, except per share amounts)	2012	2011	2012	2011

Revenue:
Rental	$38,251	$33,398	$110,124	$97,494
Related party revenue:
Management fees and interest income from loans	3,485	1,037	9,146	2,995
Other	39	7	112	20
Total revenue	41,775	34,442	119,382	100,509

Expenses:
Real estate operating expenses	9,639	8,889	26,940	25,590
Real estate taxes and insurance	5,764	4,950	16,952	14,757
Depreciation and amortization	13,572	12,183	39,647	34,671
Selling, general and administrative	3,141	1,654	7,454	4,901
Interest	4,187	3,419	11,901	9,405

Total expenses	36,303	31,095	102,894	89,324

Income before interest income, equity in earnings of non-consolidated REITs and taxes	5,472	3,347	16,488	11,185
Interest income	5	3	17	19
Equity in earnings of non-consolidated REITs	176	573	1,061	2,707

Income before taxes on income	5,653	3,923	17,566	13,911
Taxes on income	80	67	236	185

Income from continuing operations	5,573	3,856	17,330	13,726

Discontinued operations:
Income (loss) from discontinued operations, net of income tax	(271)	(542)	(856)	2,797
Gain on sale of properties and provision for loss on property held for sale of $14,300 less applicable income tax	(14,300)	—	(14,300)	21,939
Total discontinued operations	(14,571)	(542)	(15,156)	24,736

Net income (loss)	$(8,998)	$3,314	$2,174	$38,462

Weighted average number of shares outstanding,
basic and diluted	82,937	81,600	82,937	81,492

Earnings (loss) per share, basic and diluted, attributable to:
Continuing operations	$0.07	$0.05	$0.21	$0.17
Discontinued operations	(0.18)	(.01)	(0.18)	$0.30
Net income per share, basic and diluted	$(0.11)	$0.04	$0.03	$0.47

Franklin Street Properties Corp. Financial Results

Supplementary Schedule B

Condensed Consolidated Balance Sheets

(Unaudited)

	September 30,	December 31,
(in thousands, except share and par value amounts)	2012	2011
Assets:
Real estate assets, net	$1,015,984	$991,225
Acquired real estate leases, less accumulated amortization
of $35,282 and $31,189, respectively	92,717	91,613
Investment in non-consolidated REITs	85,927	87,598
Assets held for sale	685	15,355
Cash and cash equivalents	23,962	23,813
Restricted cash	546	493
Tenant rent receivables, less allowance for doubtful accounts
of $1,340 and $1,235, respectively	1,182	1,460
Straight-line rent receivable, less allowance for doubtful accounts
of $135 and $135, respectively	34,190	28,502
Prepaid expenses	2,336	1,223
Related party mortgage loan receivables	108,236	140,516
Other assets	7,939	4,070
Office computers and furniture, net of accumulated depreciation
of $547 and $428, respectively	528	468
Deferred leasing commissions, net of accumulated amortization
of $11,489 and $9,139, respectively	21,702	22,325
Total assets	$1,395,934	$1,408,661

Liabilities and Stockholders’ Equity:
Liabilities:
Bank note payable	$82,000	$449,000
Term loan payable	400,000	—
Accounts payable and accrued expenses	26,462	26,446
Accrued compensation	2,194	2,222
Tenant security deposits	2,281	2,008
Other liabilities: derivative liability	1,671	—
Acquired unfavorable real estate leases, less accumulated amortization
of $4,568 and $3,759, respectively	6,730	7,618
Total liabilities	521,338	487,294

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $.0001 par value, 20,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $.0001 par value, 180,000,000 shares authorized, 82,937,405 and 82,937,405 shares issued and outstanding, respectively	8	8
Additional paid-in capital	1,042,876	1,042,876
Accumulated other comprehensive loss	(1,671)	—
Accumulated distributions in excess of accumulated earnings	(166,617)	(121,517)
Total stockholders’ equity	874,596	921,367
Total liabilities and stockholders’ equity	$1,395,934	$1,408,661

Franklin Street Properties Corp. Financial Results

Supplementary Schedule C

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Nine Months Ended September 30,
(in thousands)	2012	2011
Cash flows from operating activities:
Net income	$2,174	$38,462
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	41,846	36,563
Amortization of above market lease	56	(119)
(Gain) on sale of properties and provision for loss on property held for
sale of $14,300 less applicable income tax	14,300	(21,939)
Equity in earnings of non-consolidated REITs	(1,061)	(2,805)
Distributions from non-consolidated REITs	1,246	3,034
Increase (decrease) in bad debt reserve	105	(365)
Changes in operating assets and liabilities:
Restricted cash	(53)	(57)
Tenant rent receivables, net	173	869
Straight-line rents, net	(3,498)	(7,404)
Lease acquisition costs	(2,235)	(55)
Prepaid expenses and other assets, net	(1,278)	171
Accounts payable and accrued expenses	(25)	4,131
Accrued compensation	(28)	(420)
Tenant security deposits	273	523
Payment of deferred leasing commissions	(2,425)	(6,710)
Net cash provided by operating activities	49,570	43,879
Cash flows from investing activities:
Purchase of real estate assets, office computers and furniture	(49,209)	(155,320)
Acquired real estate leases	(14,376)	(58,955)
Investments in non-consolidated REITs	(1)	(10)
Distributions in excess of earnings from non-consolidated REITs	1,487	1,052
Investment in related party mortgage loan receivable	(73,920)	(4,232)
Repayment of related party mortgage loan receivable	106,200	—
Changes in deposits on real estate assets	—	200
Investment in assets held for syndication, net	—	(2,427)
Proceeds received on sales of real estate assets	—	96,790
Net cash used in investing activities	(29,819)	(122,902)
Cash flows from financing activities:
Distributions to stockholders	(47,274)	(46,419)
Proceeds from equity offering, net	—	18,001
Proceeds from offering	—	(536)
Borrowings under bank note payable	160,000	375,000
Repayment of bank note payable	(527,000)	(209,968)
Borrowing of term loan payable	400,000	(74,850)
Deferred financing costs	(5,328)	(5,389)
Swap termination payment	—	(982)
Net cash used in financing activities	(19,602)	54,857
Net increase (decrease) in cash and cash equivalents	149	(24,166)
Cash and cash equivalents, beginning of period	23,813	68,213
Cash and cash equivalents, end of period	$23,962	$44,047

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule D

Real Estate Portfolio Summary Information

(Unaudited & Approximated)

Commercial portfolio lease expirations (1)

	Total	% of
Year	Square Feet	Portfolio
2012	88,523	1.2%
2013	423,414	5.9%
2014	411,131	5.7%
2015	835,285	11.6%
2016	925,979	12.8%
Thereafter (2)	4,540,166	62.8%
	7,224,498	100.0%

(1)	Percentages are determined based upon square footage of expiring commercial leases and excludes the asset held for sale.
(2)	Includes 623,131 square feet of current vacancies.

(dollars & square feet in thousands)	As of September 30, 2012 (a)
	# of		% of	Square	% of
State	Properties	Investment	Portfolio	Feet	Portfolio

Texas	10	$ 291,470	28.7%	2,028	28.1%
Colorado	4	123,182	12.1%	790	10.9%
Georgia	2	108,321	10.7%	774	10.7%
Virginia	4	100,190	9.9%	684	9.5%
Minnesota	2	39,417	3.9%	626	8.7%
Missouri	3	66,437	6.5%	477	6.6%
North Carolina	3	67,386	6.6%	431	6.0%
Illinois	2	49,901	4.9%	372	5.2%
Maryland	1	53,459	5.3%	325	4.5%
Florida	1	45,906	4.5%	213	2.9%
Indiana	1	34,775	3.4%	205	2.8%
California	2	21,581	2.1%	182	2.5%
Washington	1	13,959	1.4%	117	1.6%
	36	$ 1,015,984	100.0%	7,224	100.0%

(a) Excludes asset held for sale.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule E

Portfolio and Other Supplementary Information

(Unaudited & Approximated)

Capital Expenditures
Owned Portfolio	Six Months Ended		Three Months Ended		Nine Months Ended
(in thousands)	30-Jun-12	30-Jun-11	30-Sep-12	30-Sep-11	30-Sep-12	30-Sep-11

Tenant improvements	$5,719	$5,721	$2,854	$5,093	$8,573	$10,814
Deferred leasing costs	3,539	5,386	1,104	1,322	4,643	6,708
Building improvements	1,749	1,325	711	754	2,460	2,079
	$11,007	$12,432	$4,669	$7,169	$15,676	$19,601

Square foot & leased percentages	September 30,	December 31,
	2012	2011

Owned portfolio of commercial real estate (a)
Number of properties	37	36
Square feet	7,439,195	7,052,068
Leased percentage	90%	89%

Investments in non-consolidated REITs
Number of properties	3	3
Square feet	2,016,260	2,001,542
Leased percentage	68%	87%

Single Asset REITs (SARs) managed
Number of properties	13	13
Square feet	3,322,589	3,322,639
Leased percentage	85%	80%

Total owned, investments & managed properties (a)
Number of properties	53	52
Square feet	12,778,044	12,376,249
Leased percentage	85%	86%

(a) Includes asset held for sale.

The following table shows property information for our investments in non-consolidated REITs:

			Square	% Leased	% Interest
Single Asset REIT name	City	State	Feet	30-Sep-12	Held
FSP 303 East Wacker Drive Corp.	Chicago	IL	857,245	45.5%	43.7%
FSP Grand Boulevard Corp.	Kansas City	MO	535,071	79.4%	27.0%
FSP Phoenix Tower Corp.	Houston	TX	623,944	89.3%	4.6%
			2,016,260	68.0%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule F: Quarterly Information

(Unaudited)

(in thousands)
	Q3	Q4	Q1	Q2
	2011	2011	2012	2012
Revenue:
Rental	$33,398	$36,744	$36,303	$35,570
Related party revenue:
Management fees and interest income from loans	1,037	1,051	2,616	3,045
Other	7	29	34	39
Total revenues	34,442	37,824	38,953	38,654
Expenses:
Real estate operating expenses	8,889	9,486	8,697	8,604
Real estate taxes and insurance	4,950	5,357	5,696	5,493
Depreciation and amortization	12,183	12,951	13,071	13,004
Selling, general and administrative	1,654	2,012	2,077	2,236
Interest	3,419	3,261	3,677	4,037
Total expenses	31,095	33,067	33,218	33,374

Income before interest income, equity in earnings of non-consolidated REITs and taxes on income	3,347	4,757	5,735	5,280
Interest income	3	3	8	4
Equity in earnings of non-consolidated REITs	573	978	391	494

Income before taxes on income	3,923	5,738	6,134	5,778
Taxes on income	67	82	79	77

Income from continuing operations	3,856	5,656	6,055	5,701
Discontinued operations:
Income from discontinued operations, net of tax	(542)	(594)	(317)	(268)
Provision for loss on sale of property	—	—	—	—
Total discontinued operations	(542)	(594)	(317)	(268)

Net income	$3,314	$5,062	$5,738	$5,433

FFO calculations:

Net income	$3,314	$5,062	$5,738	$5,433
GAAP income from non-consolidated REITs	(573)	(978)	(391)	(494)
Distributions from non-consolidated REITs	1,104	970	929	898
Acquisition costs	185	157	—	—
Depreciation of real estate & intangible amortization	12,332	13,248	13,295	13,203

Funds From Operations (FFO)	$16,362	$18,459	$19,571	$19,040

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule G

Percentage of Leased Space

(Unaudited & Estimated)

				%	Second	%	Third
				Leased (1)	Quarter	Leased (1)	Quarter
			Square	as of	Average %	as of	Average %
	Property Name	Location	Feet	30-Jun-12	Leased (2)	30-Sep-12	Leased (2)

1	PARK SENECA	Charlotte, NC	109,550	81.5%	80.9%	77.3%	78.2%
2	HILLVIEW CENTER	Milpitas, CA	36,288	100.0%	100.0%	100.0%	100.0%
3	SOUTHFIELD (3)	Southfield, MI	214,697	39.6%	38.5%	41.4%	40.5%
4	FOREST PARK	Charlotte, NC	62,212	100.0%	100.0%	100.0%	100.0%
5	CENTENNIAL	Colorado Springs, CO	110,405	85.4%	85.4%	85.4%	85.4%
6	MEADOW POINT	Chantilly, VA	138,537	100.0%	100.0%	100.0%	100.0%
7	TIMBERLAKE	Chesterfield, MO	232,766	93.2%	96.2%	97.0%	97.0%
8	FEDERAL WAY	Federal Way, WA	117,010	47.0%	47.0%	47.0%	47.0%
9	NORTHWEST POINT	Elk Grove Village, IL	176,848	100.0%	100.0%	100.0%	100.0%
10	TIMBERLAKE EAST	Chesterfield, MO	116,197	97.0%	89.6%	97.0%	97.0%
11	PARK TEN	Houston, TX	155,715	96.1%	91.1%	96.1%	96.1%
12	MONTAGUE	San Jose, CA	145,951	100.0%	100.0%	100.0%	100.0%
13	ADDISON	Addison, TX	293,787	95.8%	95.8%	98.4%	96.7%
14	COLLINS CROSSING	Richardson, TX	298,766	87.8%	87.8%	90.0%	88.5%
15	GREENWOOD PLAZA	Englewood, CO	197,527	48.9%	48.9%	48.9%	48.9%
16	RIVER CROSSING	Indianapolis, IN	205,059	96.1%	94.6%	97.0%	96.7%
17	LIBERTY PLAZA	Addison, TX	218,934	84.1%	78.9%	85.2%	85.2%
18	INNSBROOK	Glen Allen, VA	298,456	98.3%	98.3%	98.3%	98.3%
19	380 INTERLOCKEN	Broomfield, CO	240,184	89.5%	89.5%	89.5%	89.5%
20	BLUE LAGOON	Miami, FLA	212,619	100.0%	100.0%	100.0%	100.0%
21	ELDRIDGE GREEN	Houston, TX	248,399	100.0%	100.0%	100.0%	100.0%
22	WILLOW BEND	Plano, TX	117,050	77.8%	77.8%	77.8%	77.8%
23	ONE OVERTON PARK	Atlanta, GA	387,267	92.6%	92.3%	94.6%	94.6%
24	390 INTERLOCKEN	Broomfield, CO	241,516	97.2%	96.9%	97.2%	97.2%
25	EAST BALTIMORE	Baltimore, MD	325,445	58.2%	57.5%	57.2%	57.5%
26	PARK TEN PHASE II	Houston, TX	156,746	100.0%	100.0%	100.0%	100.0%
27	LAKESIDE CROSSING I	Maryland Heights, MO	127,778	100.0%	100.0%	100.0%	100.0%
28	LOUDOUN TECH	Dulles, VA	135,888	100.0%	100.0%	100.0%	100.0%
29	4807 STONECROFT	Chantilly, VA	111,469	100.0%	100.0%	100.0%	100.0%
30	EDEN BLUFF	Eden Prairie, MN	153,028	100.0%	100.0%	100.0%	100.0%
31	121 SOUTH EIGHTH ST	Minneapolis, MN	472,712	95.6%	94.4%	91.1%	92.6%
32	EMPEROR BOULEVARD	Durham, NC	259,531	100.0%	100.0%	100.0%	100.0%
33	LEGACY TENNYSON CTR	Plano, TX	202,600	100.0%	100.0%	100.0%	100.0%
34	ONE LEGACY	Plano, TX	214,110	100.0%	100.0%	100.0%	100.0%
35	909 DAVIS	Evanston, IL	195,245	94.8%	94.8%	97.9%	96.9%
36	1410 EAST RENNER	Richardson, TX	122,300	100.0%	100.0%	100.0%	100.0%
37	ONE RAVINIA DRIVE	Atlanta, GA	386,603	n/a	n/a	84.5%	84.0%

	TOTAL WEIGHTED AVERAGE		7,439,195	90.0%	89.5%	89.9%	89.8%

(1) % Leased as of month's end includes all leases that expire on the last day of the quarter.

(2) Average quarterly percentage is the average of the end of the month leased percentage for each of the 3 months during the quarter.

(3) Asset held for sale at September 30, 2012

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule H

Largest 20 Tenants – FSP Owned Portfolio

(Unaudited & Estimated)

The following table includes the largest 20 tenants in FSP’s owned portfolio based on leased square feet:

	As of September 30, 2012 (a)
				% of
	Tenant	Sq Ft	SIC Code	Portfolio
1	TCF National Bank	268,252	60	3.7%
2	Quintiles Transnational Corp	259,531	87	3.6%
3	CITGO Petroleum Corporation	248,399	29	3.4%
4	Burger King Corporation	212,619	58	2.9%
5	Denbury Onshore LLC	202,600	13	2.8%
6	RGA Reinsurance Company	197,354	63	2.7%
7	SunTrust Bank	182,888	60	2.5%
8	Citicorp Credit Services, Inc	176,848	61	2.5%
9	C.H. Robinson Worldwide, Inc	153,028	47	2.1%
10	T-Mobile South, LLC dba T-Mobile	151,792	48	2.1%
11	Houghton Mifflin Harcourt Publishing Company	150,050	27	2.1%
12	Murphy Exploration & Production Company	144,677	13	2.0%
13	Giesecke & Devrient America, Inc.	135,888	73	1.9%
14	Monsanto Company	127,778	28	1.8%
15	AT&T Services, Inc.	122,300	48	1.7%
16	Vail Holdings, Inc.	122,232	79	1.7%
17	Northrop Grumman Systems Corporation	111,469	73	1.5%
18	Argo Data Resource Corporation	109,990	73	1.5%
19	Alliance Data Systems	96,749	73	1.3%
20	Federal National Mortgage Association	92,358	61	1.3%
	Total	3,266,802		45.1%

	(a) Based on rentable square footage excluding asset held for sale.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule I

Definition of Funds From Operations (“FFO”),

The Company evaluates performance based on Funds From Operations, which we refer to as FFO, as management believes that FFO represents the most accurate measure of activity and is the basis for distributions paid to equity holders. The Company defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and acquisition costs of newly acquired properties that are not capitalized, plus depreciation and amortization, including amortization of acquired above and below market lease intangibles and impairment charges, and after adjustments to exclude non-cash income (or losses) from non-consolidated or Sponsored REITs, plus distributions received from non-consolidated or Sponsored REITs.

FFO should not be considered as an alternative to net income (determined in accordance with GAAP), nor as an indicator of the Company’s financial performance, nor as an alternative to cash flows from operating activities (determined in accordance with GAAP), nor as a measure of the Company’s liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company’s needs.

Other real estate companies and the National Association of Real Estate Investment Trusts, or NAREIT, may define this term in a different manner. We have included the NAREIT FFO definition in our table and note that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than we do.

We believe that in order to facilitate a clear understanding of the results of the Company, FFO should be examined in connection with net income and cash flows from operating, investing and financing activities in the consolidated financial statements.